Page  of 1
Amendment No.   1
Contract No.  03-PIAP-04

AMENDMENT

PROGRAM:	PIAP
CONTRACT NUMBER:	03-PIAP-04
AMENDMENT NUMBER:	1
EFFECTIVE DATE:	October 30, 2007

THIS AMENDMENT is made by and between the IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT, (hereafter "Department"), 200 East Grand Avenue, Des Moines, Iowa 50309, an agency of the State of Iowa and BioForce Nanosciences, Inc., 1615 Golden Aspen Dr. Suite 101, Ames, Iowa 50010, (hereafter "Business").

Business and Department have negotiated revised collateral for this project. Contract Number 03-PIAP-04 is hereby modified as follows:

1 .  Collateral for this project to be revised.  The collateral listed in this agreement is amended to read as follows:

ARTICLE VIII

8.1. SECURITY INSTRUMENTS.  The Business shall execute in favor of the Department all security agreements, financing statements, mortgages, personal and/or corporate guarantees (hereafter, “Security Instruments”) as required by the Department.  The following Security Instruments shall be executed by the Business:

a.)  ~~Blanket Uniform Commercial Code 1 (UCC-1) on general business assets.~~

1st position Uniform Commercial Code 1 (UCC-1) on specific equipment. Equipment that IDED will have a 1st   position to include Dimension 3150 microscope, Epilog laser system, and Nikon LV-150 wafer inspection microscope.

Except as otherwise revised above, the terms, provisions, and conditions of Contract Number 03-PIAP-04 remain unchanged and are in full force and effect:

FOR BUSINESS:	FOR IOWA DEPARTMENT OF
ECONOMIC DEVELOPMENT:

/s/ Greg Brown	/s/ Vince Lintz
Greg Brown, Chief Financial Officer	Vince Lintz, Deputy Director
BioForce Nanosciences, Inc.	Iowa Department of Economic Development